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                                                                    EXHIBIT 99.3

                                   CONSENT OF
                     CREDIT SUISSE FIRST BOSTON CORPORATION

Board of Directors
Scott Technologies, Inc.
One Chagrin Highlands
2000 Auburn Drive, Suite 400
Beachwood, OH 44122

Members of the Board:

    Reference is made to our opinion letter dated, February 4, 2001 (our "Opinion") with respect to the Exchange Ratio (as defined therein) pursuant to the terms of the agreement and plan of merger, dated as of February 4, 2001, by and among Scott Technologies, Inc. (the "Company"), Tyco Acquisition Corp. XVIII
(NV) (the "Parent"), R2 Mergersub Inc., a wholly owned subsidiary of the Parent (the "Sub"), and Tyco International Ltd., the ultimate parent company of the Parent and the Sub (the "Acquiror"). Our Opinion is for the information of the Board of Directors of the Company in connection with its consideration of such transaction and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor for any other purpose, without our prior written consent.

    In that regard, we hereby consent to the inclusion of our Opinion as Annex B to the Registration Statement of the Acquiror on Form S-4 (the "Registration Statement") relating to the transaction referred to above and references made to such opinion in the Registration Statement under the captions: Summary-Opinion of Financial Advisor to Scott; and The Merger-Opinion of Financial Advisor to Scott. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

CREDIT SUISSE FIRST BOSTON CORPORATION

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
By:  /s/ JAMES T. SINGTON
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     Name: James T. Sington
     Title: Managing Director
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March 27, 2001